Exhibit 10.28

M/s. Brooge Petroleum and Gas Investment Company FZC
P.O. Box. No. 50170, Fujairah,

United Arab Emirates,

Date	: 24/06/2015

Subject	: Facility Offer Letter (Addendum)
Reference	: CAD/162/15

Dear Sirs,

Reference to our Facility Offer Letter addendum (Ref. No CAD/228/14 dated 31/12/2014) which has been already signed and accepted by you.

Please be informed that your request for increase of tenor, extension of documentation and security perfection date from 31/01/2015 to 31/03/2015 and disbursement of AED 48 million against advance payment guarantee (APG) has been approved subject to following conditions:

1.	Confirmation that 18% of the total contribution has been utilized in the project, same to be confirmed by technical project advisor (MUC)

2.	Undertaking that remaining 7% of the contribution will be utilized prior to any further drawdown other than advance payment disbursement to the contractor

3.	A mechanism to established whereby all your remaining contribution to be deposited in NBAD account to ensure proper tracking.

4.	Non-refundable study and documentation fees to fully paid prior to disbursement of advance payment.

5.	Over all tenor has been increased by 2 months (i.e. total tenor 13 years and 11 months) due to delay in commencement of the work, any further delay in project to be notified to ISD-NBAD in due course in order to extend the validity of the guarantees.

6.	Documents perfection validity has been extended till 1st of July 2015

7.	Pricing has been change from 6MEBOR to 3MEBOR noting that repayment frequency of the facility is quarterly

National Bank of Abu Dhabi PJSC | P.O. Box 40057 | Abu Dhabi | United Arab Emirates | Toll Free 800 23643

This letter is an addendum to the above mentioned Facility Offer Letter. All other terms and conditions in the Facility Offer Letter remain unchanged.

National Bank of Abu Dhabi, PJSC-Islamic Banking Division

Signature:		Signature:
Date:	29-06-2015	Date:	29-06-2015

M/s. Brooge Petroleum and Gas Investment Company FZC.

Signature:
Date:	29-06-2015

National Bank of Abu Dhabi PJSC | P.O. Box 40057 | Abu Dhabi | United Arab Emirates | Toll Free 800 23643